SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2002


                                PNW Capital, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                        0-14873             84-1413868
   --------------                  -----------         --------------
   (State or Other Jurisdiction   (Commission            (IRS Employer
   of Incorporation)              File Number)           Identification Number)

              12925 West Arlington Place, Littleton, Colorado 80217
                  ---------------------------------------------
                 (Address of Principal Executive Offices) (Zip Code)


                                 (303) 412-2469
                             --------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
                       ----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

Acquisition of Industrial Minerals Incorporated.

        On January 31, 2002, PNW Capital, Inc. ("PNW " or the "Company"), entered into a definitive acquisition agreement to acquire Industrial Minerals Incorporated ("IMI"), a private Nevada corporation, owner of certain mineral leases located in the Townships of Head, Clara and Maria in the County of Renfrew and the Province of Ontario, Canada

        Under the terms of the acquisition agreement, PNW will exchange a total of 31,500,000 of its common stock for 90% of the issued and outstanding shares of IMI.

        If the acquisition is completed, IMI will become a wholly owned subsidiary of PNW, with PNW as the surviving entity. PNW currently has no revenue producing operations. The stockholders of IMI will become stockholders of PNW, and their rights as stockholders will be governed by the PNW articles of incorporation and bylaws, as currently in effect, and the laws of the State of Delaware. Following the acquisition, PNW intends to carry on IMI's operations under the Industrial Minerals Incorporated. PNW's current board of directors will resign and a new board of directors will be appointed subject..

        The PNW board of directors approved the acquisition agreement and the acquisition with IMI because the board of directors believes that this acquisition will be to the benefit of shareholders.

        The acquisition agreement is attached as Exhibit 2.1 to this Form 8-K. Below is a summary of certain terms of the acquisition agreement.


        PNW and IMI may mutually agree to terminate the acquisition agreement without completing the acquisition. In addition, either PMW or IMI may terminate the acquisition agreement under certain conditions.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENT AND EXHIBITS

(a)     Exhibits

   2.1   Agreement and Plan of Reorganization dated as of January 31,
         2002, between PNW Capital, Inc., and Industrial Minerals Incorporated.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PNW CAPITAL, INC.
                           (The Registrant)



                                    /s/ Dan Silva
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                                    Its: President
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